Exhibit 10.32

EXECUTION VERSION

GATEHOUSE MANAGEMENT AND ADVISORY AGREEMENT

dated as of November 26, 2013

between

GATEHOUSE MEDIA, INC.,

the other Obligors party hereto from time to time

and

NEW MEDIA INVESTMENT GROUP INC.

i

GATEHOUSE MANAGEMENT AND ADVISORY AGREEMENT

THIS GATEHOUSE MANAGEMENT AND ADVISORY AGREEMENT, is made as of November 26, 2013 (the “Agreement”) by and among GATEHOUSE MEDIA, INC., a Delaware corporation (the “Company”), the other parties listed on the signature pages hereto or that become parties to this Agreement from time to time as “Additional Obligors” (the “Additional Obligors,” and, together with the Company, the “Obligors”), and NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation (together with its permitted assignees, the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of or available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of the Company, as provided in this Agreement; and

WHEREAS, the Manager is willing to render such services on the terms and conditions hereinafter set forth, which may be provided by the Manager entering into a Management and Advisory Agreement with FIG LLC (as amended, modified, supplemented or replaced, the “FIG Management Agreement”).

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1.	DEFINITIONS.

The following terms have the meanings assigned them:

(a) “Agents” means, collectively, PNC Bank, National Association and Crystal Financial LLC.

(b) “Agreement” means this GateHouse Management and Advisory Agreement, as amended from time to time.

(c) “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Share” means a share of capital stock of the Company now or hereafter authorized as common voting stock of the Company.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Adjusted Net Income” means net income (computed in accordance with GAAP) plus depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and permanent cash tax savings. Adjusted Net Income will be computed on an unconsolidated basis. The computation of Adjusted Net Income may be adjusted by the Company and the Manager based on changes in, or certain applications of, GAAP.

(h) “Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, or, in each case, comparable governing documents.

(i) “Investments” means the investments of the Company.

(j) “Listing” means the commencement date of regular-way trading of Common Shares of the Company or a parent entity of the Company on a major U.S. national securities exchange.

(k) “Plan” means the Debtors’ Joint Prepackaged Chapter 11 Plan dated as of September 20, 2013 (together with all Exhibits, Annexes and Schedules thereto), in each case as amended, supplemented or otherwise modified from time to time, in the cases captioned In re: GateHouse Media, Inc., et al., Case No. 13-12503 (MFW) in the United States Bankruptcy Court for the District of Delaware.

(l) “Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

SECTION 2.	APPOINTMENT AND DUTIES OF THE MANAGER.

(a) The Company hereby appoints the Manager to manage the assets of the Company subject to the further terms and conditions set forth in this Agreement and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties or affiliates, including pursuant to the FIG Management Agreement.

(b) The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company, at all times will be subject to the supervision of the Company’s Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(i) serving as the Company’s consultant with respect to the periodic review of the investment criteria and parameters for Investments, borrowings and operations;

(ii) investigation, analysis, valuation and selection of investment opportunities;

(iii) with respect to prospective Investments by the Company and dispositions of Investments, conducting negotiations with brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held companies;

(iv) engaging and supervising, on behalf of the Company and at the Company’s expense, independent contractors that provide services relating to the Investments, including, but not limited to, investment banking, legal advisory, tax advisory, accounting advisory, securities brokerage, real estate advisory and brokerage, and other financial and consulting services as the Manager determines from time to time is advisable;

(v) negotiating on behalf of the Company for the sale, exchange or other disposition of any Investments;

(vi) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

(vii) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(viii) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(ix) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x) counseling the Company in connection with policy decisions to be made by the Board of Directors;

(xi) evaluating and recommending to the Board of Directors modifications to the hedging strategies in effect on the date hereof and engaging in hedging activities on behalf of the Company;

(xii) assisting the Company in developing criteria that are specifically tailored to the Company’s investment objectives and making available to the Company its knowledge and experience with respect to its target assets;

(xiii) representing and making recommendations to the Company in connection with the purchase and finance, and commitment to purchase and finance, of its target assets, and in connection with the sale and commitment to sell such assets;

(xiv) monitoring the operating performance of the Investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance, valuation and budgeted or projected operating results;

(xv) investing and re-investing any moneys and securities of the Company (including investing in short-term Investments pending investment in Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure and capital raising;

(xvi) causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

(xvii) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xviii) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

(xix) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code;

(xx) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xxi) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxii) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxiii) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the “Portfolio Management Services”) on behalf of the Company with respect to the Investments. Such services will include, but not be limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company’s portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s assets, general economic conditions; periodic review and evaluation of the performance of the Company’s portfolio of assets; acting as liaison between the Company and banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services (the “Monitoring Services”) on behalf of the Company with respect to any services provided by third parties, which the Manager determines are material to the performance of the business.

(c) The Manager may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more asset managers for and on behalf, and at the sole cost and expense, of the Company to provide operations management, asset management, personnel management, development and/or similar services to the Company (including, without limitation, Portfolio Management Services and Monitoring Services) with respect to the Investments, pursuant to management agreement(s) with terms which are then customary for agreements regarding the management or servicing of assets similar in type, quality and value to the assets of the Company; provided, that (i) with respect to Portfolio Management Services, (A) any such agreements shall be subject to the Company’s prior written approval and (B) the Manager shall remain liable for the performance of such Portfolio Management Services, and (ii) with respect to Monitoring Services, any such agreements shall be subject to the Company’s prior written approval.

(d) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates. Commencing from the Listing, the Company shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(e) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company, prepare, or cause to be prepared, with respect to any Investment (i) reports and information on the Company’s operations and asset performance and (ii) other information reasonably requested by the Company.

(f) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing

Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(g) The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company’s acquisitions, portfolio composition and characteristics, performance and compliance with policies approved by the Board of Directors.

(h) [Reserved.]

(i) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts hired by the Manager.

SECTION 3.	DEVOTION OF TIME; ADDITIONAL ACTIVITIES.

(a) Nothing herein shall prevent the Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of media or media related investment, including investments which meet the principal investment objectives of the Company.

(b) Managers, members, partners, officers, employees and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

SECTION 4.	AGENCY.

The Manager shall act as agent of the Company in making, acquiring, financing and disposing of Investments, disbursing and collecting the Company’s funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Directors, holders of the Company’s securities or the Company’s representatives or properties.

SECTION 5.	[RESERVED.]

SECTION 6.	RECORDS; CONFIDENTIALITY.

The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon ten (10) business days advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

SECTION 7.	OBLIGATIONS OF MANAGER.

(a) The Manager shall require each seller or transferor of Investment assets to the Company to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Investments.

(b) The Manager shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by such entity’s Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

SECTION 8.	COMPENSATION.

(a) During the term of this Agreement (as the same may be extended from time to time) commencing from the Listing, the Manager will receive an annual management fee (the “Management Fee”) equal to 1.50% per annum of the Company’s “Total Equity.” The Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Total Equity of the Company for such month. The term “Total Equity” for any period means the sum of (i) the equity value $333,730,000, plus (ii) the total net proceeds to the Company (or any parent entity) from any equity capital hereafter raised by the Company (or any parent entity) or any Subsidiary of the Company (exclusive, with respect to any Subsidiary, of capital of such Subsidiary consisting of a capital contribution or other form of capital investment made by the Company or another Subsidiary of the Company), including capital effectively raised through the issuance of capital in a transaction, plus (iii) the value of contributions made by partners other than the Company, from time to time, to the capital of any Subsidiary (reduced proportionately in the case of a Subsidiary to the extent that the Company owns, directly or indirectly, less than 100% of the equity interests in such Subsidiary), plus (iv) the equity value of any assets contributed to the Company prior to or after the date of this Agreement (to the extent not previously included) less (iv) any capital dividends or capital distributions made by the Company to its stockholders or, without duplication, by any Subsidiary to its stockholders, partners or other equity holders.

(b) The Manager shall compute each installment of the Management Fee within fifteen (15) days after the end of the calendar month with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Company and to the

Agents at least five (5) business days prior to the payment of such installment of the Management Fee, and, upon such delivery to the Company, payment of such installment of the Management Fee shown therein shall be due and payable no later than the earlier to occur of (i) the date which is twenty (20) days after the end of the calendar month with respect to which such installment is payable and (ii) the date which is two (2) business days after the date of delivery to the Board of Directors of such computations.

(c) [Reserved.]

(d) Commencing from the Listing, in addition to the Management Fee otherwise payable hereunder, the Company shall pay the Manager on a quarterly basis annual incentive compensation (the “Incentive Compensation”) on a cumulative, but not compounding, basis, in an amount equal to the product of 25% of the dollar amount by which (a) the Adjusted Net Income (before such payment) of the Company exceeds (b)(i) the weighted daily average Total Equity (plus cash capital raising costs), multiplied by, (ii) a simple interest rate of ten percent (10%) per annum. Each installment of the Incentive Compensation shall not be paid prior to the date that is eight (8) business days after the Agents’ receipt of the quarterly financial statements pursuant to Section 9.8 of the Credit Agreement (as defined in Section 27 herein). The obligation of the Company to pay the Incentive Compensation shall survive the expiration or earlier termination of this Agreement, subject to Section 16(b) of this Agreement. A copy of the computations made by the Manager to calculate such installment shall, for informational purposes only, be delivered to the Agents at least five (5) business days prior to the payment of such installment of the Incentive Compensation.

SECTION 9.	EXPENSES OF THE COMPANY.

The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the “Expenses”); provided that the Company shall use its commercially reasonable best efforts to pay all Expenses directly and in those instances where the Expenses must be incurred by the Manager on the Company’s behalf, such Expenses shall be expensed in the Company’s financial statements as the type of expense for which the reimbursement relates (e.g. in the event the Manager procures insurance on behalf of the Company, the Company shall expense the reimbursement to the Manager as an insurance expense). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company’s, together with the following:

(a) expenses in connection with the issuance and transaction costs incident to the acquisitions, disposition and financing of Investments;

(b) travel and other out-of-pocket expenses incurred by managers, officers, employees and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition, or asset management of an Investment;

(c) costs of legal, accounting, tax, auditing, administrative and other services rendered for the Company by providers retained by the Manager or, if provided by the Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(d) the compensation and expenses of the Independent Directors (as defined in the FIG Management Agreement) of the Manager required to be maintained pursuant to the FIG Management Agreement and the cost of liability insurance to indemnify the Company’s directors and officers;

(e) compensation and expenses of the Company’s custodian and transfer agent, if any;

(f) costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing and other costs) or any securities offerings of the Company;

(g) costs associated with any computer software or hardware that is used solely for the Company;

(h) all other costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing, operating and disposing of Investments, including appraisal, reporting, audit and legal fees;

(i) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

(j) expenses relating to any office or office facilities maintained for the Company or Investments separate from the office or offices of the Manager;

(k) expenses connected with the payments of interest, dividends or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of the holders of securities of the Company or its Subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

(l) expenses connected with communications to holders of securities of the Company or its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to its shareholders and proxy materials with respect to any meeting of the shareholders of the Company;

(m) all other expenses actually incurred by the Manager which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement; and

(n) Without regard to the amount of compensation received under this Agreement by the Manager, the Manager shall bear the following expenses, except as expressly set forth otherwise herein: (i) wages and salaries of the Manager’s officers and employees; (ii) rent attributable to the space occupied by the Manager; and (iii) all other “overhead” expenses of the Manager.

SECTION 10.	CALCULATIONS OF EXPENSES.

The Manager shall prepare a statement documenting the Expenses of the Company and the Expenses incurred by the Manager on behalf of the Company during each calendar month, and shall deliver such statement to the Company and Agents within twenty (20) days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager on the first business day of the month immediately following the date of delivery of such statement.

SECTION 11.	LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.

(a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its members, managers, officers and employees will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any acts or omissions by the Manager, its members, managers, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, managers, officers and employees and each other Person, if any, controlling the Manager (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.

(b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its shareholders, directors, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

SECTION 12.	NO JOINT VENTURE.

Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint ventures or impose any liability as such on either of them.

SECTION 13.	TERM; TERMINATION.

(a) Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until the date that is three (3) years after the date hereof, and thereafter on each anniversary of such date be deemed renewed automatically each year for an additional one-year period; provided, that if the FIG Management Agreement is terminated, this Agreement shall terminate automatically.

(b) In the event that this Agreement is terminated in accordance with Section 13(a) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to the amount of the Management Fee earned by the Manager during the period consisting of the twelve (12) full, consecutive calendar months immediately preceding such termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

(c) No later than sixty (60) days prior to the anniversary date of this Agreement of any year during the Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention not to renew the Term, whereupon the Term of this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary of the Closing Date next following the delivery of such notice.

(d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 13(b) and Section 16 of this Agreement. In addition, Section 11 of this Agreement shall survive termination of this Agreement.

SECTION 14.	ASSIGNMENT.

(a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall not be assigned, in whole or in part, without the prior consent of (i) the Manager, in the case of an assignment by the Obligors or (ii) the Company in the case of an assignment by the Manager.

(b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under this Agreement to any of its affiliates or a third party pursuant to the FIG Management Agreement, in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting.

SECTION 15.	TERMINATION FOR CAUSE.

(a) The Company may terminate this Agreement effective upon sixty (60) days prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if any act of fraud, misappropriation of funds, or embezzlement against the Company or other willful violation of this Agreement by the Manager in its corporate capacity under this Agreement or in the event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement.

(b) The Manager may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

SECTION 16.	ACTION UPON TERMINATION.

(a) From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14, or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13 or Section 15(b) of this Agreement, the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

(i) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

(iii) deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

(b) In the event that this Agreement is terminated, the Company shall have the option, to be exercised by written notice to the Manager within ten (10) days following such termination, to purchase from the Manager the right of the Manager to receive the Incentive Compensation. In exchange therefor the Company will be obligated to pay the Manager a cash purchase price (the “Cash Price”) equal to the amount of the Incentive Compensation that would be paid to the Manager if all of the Company’s assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments, the “Fair Market Value”). In the event that the Company does not elect to exercise such option to purchase the Incentive Compensation, the Manager shall have the right to require the Company to do so at the Cash Price by delivering to the Company written notice within twenty (20) days following such termination. The Fair Market Value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager shall choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the Fair Market Value will be deemed to be the average of such appraisals, and (ii) if the two appraisals differ by more than 20% of the higher of the two appraisals, the two appraisers together shall select a third nationally recognized appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association

(“AAA”) select the third appraiser, which shall then be selected by the AAA. The Fair Market Value will then be deemed to be the amount determined by such third appraiser, but in no event less than the lower or more than the higher of the first two appraisals made under this Section 16(b).

SECTION 17.	[RESERVED.]

SECTION 18.	NOTICES.

Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission or email against answerback, (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to the Company:

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Attention: Michael Reed

Attention: Polly Sack

Facsimile: (585) 248-2631

(b)	If to the Manager:

New Media Investment Group Inc.

c/o FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10105

Attention: Mr. Cameron MacDougall

Attention: Mr. Michael Reed

(c)	If to the Agents:

PNC Bank National Association

200 South Wacker Drive, Suite 600

Chicago, Illinois 60606

Attention: Portfolio Manager

and to

Crystal Financial LLC

Two International Place, 17th Floor

Boston, Massachusetts 02110

Attention: Michael Pizette

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

SECTION 19.	BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 20.	ENTIRE AGREEMENT.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing.

SECTION 21.	CONTROLLING LAW.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

SECTION 22.	INDULGENCES, NOT WAIVERS.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 23.	TITLES NOT TO AFFECT INTERPRETATION.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

SECTION 24.	EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25.	PROVISIONS SEPARABLE.

The Provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

SECTION 26.	GENDER.

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

SECTION 27.	ADDITIONAL OBLIGORS

The Additional Obligors shall be bound by the Provisions of this Agreement on the same basis as the Company, including on a joint and several basis to make all payments required to be made hereunder. The Additional Obligors are required to become parties to this Agreement pursuant to the Management Fee Subordination Agreement agreed to by the Company, PNC Bank, National Association, Crystal Financial LLC and GateHouse Media Intermediate Holdco, Inc. (the “Borrower”) entered into in connection with the Revolving Credit, Term Loan and Security Agreement agreed to by the Company, the Borrower, PNC Bank, National Association, Crystal Financial LLC and the other entities party thereto (as amended, modified, supplement or replaced, the “Credit Agreement”). An Additional Obligor shall cease to be a party to this Agreement without further action, at any time it is no longer a “Loan Party” (as defined in the Credit Agreement) pursuant to the terms of the Credit Agreement. A person that becomes a “Loan Party” pursuant to the terms of the Credit Agreement may become a party hereto by delivering an executed signature page to this Agreement to the Company. The Company is hereby authorized to act on behalf of the Additional Obligors for all purposes of this Agreement.

[Remainder of the page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

GATEHOUSE MEDIA, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: CEO

MANAGER:

NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation

By:
Name:
Title:

ADDITIONAL OBLIGORS:

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: CEO

Signature Page to Management and Advisory Agreement between Gatehouse Media, Inc., and New Media Investment Group

ADDITIONAL OBLIGORS (continued):

COPLEY OHIO NEWSPAPERS, INC.
ENHE ACQUISITION, LLC
ENTERPRISE NEWSMEDIA HOLDING, LLC
ENTERPRISE NEWSMEDIA, LLC
ENTERPRISE PUBLISHING COMPANY, LLC
GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.
GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.
GATEHOUSE MEDIA COLORADO HOLDINGS, INC.
GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.
GATEHOUSE MEDIA CORNING HOLDINGS, INC.
GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.
GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.
GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.
GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.
GATEHOUSE MEDIA HOLDCO, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.
GATEHOUSE MEDIA IOWA HOLDINGS, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS, INC.
GATEHOUSE MEDIA LANSING PRINTING, INC.
GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.
GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.
GATEHOUSE MEDIA MASSACHUSETTS I, INC.
GATEHOUSE MEDIA MASSACHUSETTS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.
GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik
Title: Chief Financial Officer

[GateHouse – New Media Management Agreement]

ADDITIONAL OBLIGORS (continued):

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.
GATEHOUSE MEDIA NEVADA HOLDINGS, INC.
GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.
GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.
GATEHOUSE MEDIA OHIO HOLDINGS, INC.
GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.
GATEHOUSE MEDIA OPERATING, INC.
GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.
GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.
GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.
GATEHOUSE MEDIA VENTURES, INC.
GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC
MINERAL DAILY NEWS TRIBUNE, INC.
NEWS LEADER, INC.
SUREWEST DIRECTORIES
TERRY NEWSPAPERS, INC.
THE PEORIA JOURNAL STAR, INC.
LIBERTY SMC, L.L.C.
LOW REALTY, LLC
LRT FOUR HUNDRED, LLC

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik
Title: Chief Financial Officer

[GateHouse – New Media Management Agreement]